FORM OF
                     TRANSFER AGENCY AND SERVICE AGREEMENT

         AGREEMENT made as of July __, 2007, by and between First Trust Exchange-Traded Fund II (the "Trust"), a Massachusetts business trust, having its principal office and place of business at 1001 Warrenville Road, Lisle, Illinois 60532 (the "Trust") and THE BANK OF NEW YORK, a New York banking corporation having its principal office and place of business at One Wall Street, New York, New York 10286 (the "Bank").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust, so authorized, intends that this Agreement be applicable to each of its series as set forth on Exhibit A (each such series together with all other series subsequently established by the Trust and made subject to this Agreement by amendment hereof in accordance with Section 11, being referred to as a "Fund" and collectively as the "Funds"); and

         WHEREAS, the Trust and designated agents will issue for purchase and redeem shares of the Funds only in aggregations of shares known as "Creation Units" (50,000 shares or such other aggregation as is specified in the prospectus for a Fund) (each a "Creation Unit") principally in kind;

         WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York ("DTC"), or its nominee (Cede & Co.), will be the initial record or registered owner (the "Shareholder") of all shares;

         WHEREAS, the Trust on behalf of the Funds (identified on Exhibit A as the same may be amended from time to time) desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. TERMS OF APPOINTMENT; DUTIES OF THE BANK.

         Section 1.1. Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Funds, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of beneficial interest, $.01 par value per share of each Fund ("Shares"), and as the Trust's dividend disbursing agent.

         Section 1.2. The Bank agrees that it will perform the following services:


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                   (a) The Bank shall enter into Participant Agreements with the
         Participants identified therein in the form attached hereto as Exhibit
         B with such changes and modifications as shall be approved by the Distributor identified therein (the Distributor's execution of the Participant Agreement being conclusive as to its approval of any such changes and modifications), provided that no changes or modifications which adversely affect the Bank's rights or obligations shall be made without its consent, and in accordance with the terms and conditions of such Participant Agreements the Bank shall:

                            (i) Perform and facilitate the performance of
                  purchases and redemption of Creation Units;

                           (ii) Prepare and transmit by means of DTC's
                  book-entry system payments for dividends and distributions declared by the Trust on behalf of the applicable Fund;

                          (iii) Maintain the record of the name and address of
                  the Shareholder and the number of Shares issued by the Funds of the Trust and held by the Shareholder;

                           (iv) Record the issuance of Shares of the respective
                  Funds of the Trust and maintain a record of the total number of Shares of the Funds of the Trust, and, which are authorized, based upon data provided to it by the Trust. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

                            (v) Prepare and transmit to the Trust and the
                  Trust's administrator and to any applicable securities exchange (as specified to the Bank by the administrator or by the Trust) information with respect to purchases and redemptions of Shares;

                           (vi) On days that the Trust may accept orders for
                  purchases or redemptions, calculate and transmit to the Bank and the Trust's administrator the number of outstanding Shares for each Fund;

                          (vii) On days that the Trust may accept orders for
                  purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares purchased on such day;

                         (viii) Confirm to DTC the number of Shares issued to
                  the Shareholder, as DTC may reasonably request;

                           (ix) Prepare and deliver other reports, information
                  and documents to DTC as DTC may reasonably request;


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                            (x) Extend the voting rights to the Shareholder
                  and/or beneficial owners of Shares in accordance with the policies and procedures of DTC for book-entry only securities;

                           (xi) Maintain those books and records of the Trust
                  specified by the Trust in Schedule A attached hereto;

                          (xii) Prepare a monthly report of all purchases and
                  redemptions during such month on a gross transaction basis. The monthly report shall show the counterpart and amount of each purchase on a daily basis net number of shares either redeemed or created for such Business Day.

                         (xiii) Receive from the Distributor (as defined in the
                  Participant Agreement) purchase orders from Participants (as defined in the Participant Agreement) for Creation Unit aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the applicable Fund and hold such Shares in the account of the Shareholder for each of the respective Funds of the Trust; and

                          (xiv) Receive from the Participants (as defined in the
                  Participant Agreement) redemption requests, deliver the appropriate documentation thereof to The Bank of New York as custodian for the Trust, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder.

                   (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining the account of the Shareholder, obtaining a list of DTC participants holding interests in the Global Certificate at the request of the Trust, mailing proxy materials, shareholder reports and prospectuses to the Shareholder or DTC participants or beneficial owners of Shares at the request of the Trust and those services set forth on Schedule A attached hereto.

                   (c) The following shall be delivered to DTC for delivery to beneficial owners in accordance with the procedures for book-entry only securities of DTC:

                            (i) Annual and semi-annual reports of the Funds of
                  the Trust;

                           (ii) Proxies, proxy statements and other proxy
                  soliciting materials;


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                          (iii) Prospectus and amendments and supplements to the
                  Prospectus, including stickers; and

                           (iv) Other communications as may be required by law
                  or reasonably requested by the Trust.

                   (d) If the Shares are represented by individual Certificates, the Bank shall perform the services agreed to in writing by the Bank and the Trust.

                   (e) The Bank shall provide additional services (if any) on behalf of the Trust (i.e., escheatment services) which may be agreed upon in writing between the Trust and the Bank.

                   (f) The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

SECTION 2. FEES AND EXPENSES.

         Section 2.1. The Bank shall receive from the Trust such compensation for the Transfer Agent's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         Section 2.2. In addition to the fee paid under Section 2.1 above, the Trust on behalf of the applicable Fund agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of the securities of any Fund shall be borne by the relevant Participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.

         Section 2.3. The Trust on behalf of the applicable Fund agrees to pay all fees and reimbursable expenses within ten business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BANK.

         Section 3.1. The Bank represents and warrants to the Trust that:

                  It is a banking corporation duly organized and existing and in good standing under the laws of the State of New York.

                  It is duly qualified to carry on its business in the State of New York.

                  It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into and perform this Agreement.

                  All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

                  It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE TRUST.

         Section 4.1. The Trust represents and warrants to the Bank that:

                  It is a business trust duly organized and existing and in good standing under the laws of Massachusetts.

                  It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

                  All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

                  It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

A registration statement under the Securities Act of 1933, as amended, on behalf of each of the Funds is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Funds of the Trust being offered for sale.

SECTION 5. ANTI-MONEY LAUNDERING.

         The Bank shall provide the "Anti-Money Laundering Services" described in Schedule B attached hereto subject to the terms and conditions of this Agreement and the following additional terms and conditions:

                   (a) The Bank shall utilize systems and/or software designed, and databases provided, by certain third parties, and shall not be liable for any loss, damage or expense that occur as a result of the failure of any such systems, software, and/or databases.

                   (b) The Bank does not warrant that (x) its performance of the Anti-Money Laundering Services will achieve any particular intended result or that its performance will satisfy any legal obligations of the Trust, (y) that its performance will be uninterrupted, or (z) that it will detect all possible instances of money laundering or transactions involving money laundering or other unlawful activities. The Bank makes no warranties, express or implied, including but not limited to, implied warranties of merchantability and fitness for particular purpose.

                   (c) The Bank shall assume the authenticity and accuracy of any document provided by a Shareholder or potential Shareholder without verification unless in the sole discretion of the Bank the same on its face appears not to be genuine.

                   (d) The Bank shall provide prompt notice to the Trust of any potential Shareholder with respect to whom the Bank has anti-money laundering concerns based on the result of its Anti-Money Laundering Services.

                   (e) In the event of any failure by the Bank to provide any of the Anti-Money Laundering Services in accordance with its standard of care and not otherwise, the Bank's liability shall be limited to the lesser of (x) the actual direct money damages suffered by the Trust as a direct result of such failure and (y) the amounts paid by the Trust under this Agreement for the providing of such services. Any action brought against the Bank for claims hereunder must be brought within one year following the date on which such claim accrues.

                   (f) The Bank is providing the Anti-Money Laundering Services based on the following representations, warranties and covenants of the Trust, each of which shall be deemed continued and repeated on each day on which the Bank provides such services: (x) the Anti-Money Laundering Services together with the activities of the Trust in accordance with its internal policies, procedures and anti-money laundering controls shall together satisfy all the requirements of the laws with respect to money laundering applicable to the Trust; (y) the Trust shall provide each Participant Agreement to the Bank a reasonable time before accepting any initial payment from a Shareholder or potential Shareholder and shall not accept any such payment unless and until the Bank shall have completed its providing of the Anti-Money Laundering Services; and (z) the Trust shall instruct the Bank not to accept any payment on behalf of the Trust from a Shareholder or potential Shareholder or pay on behalf of the Trust any redemption or repurchase proceeds to a Shareholder or potential Shareholder if the Trust determines that such acceptance or payment would violate any money laundering laws applicable to the Fund.

SECTION 6. INDEMNIFICATION.

         Section 6.1. The Bank shall not be responsible for, and the Trust on behalf of the applicable Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability ("Losses") arising out of or attributable to:

                   (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without negligence, or willful misconduct. NSCC, DTC or any third party described in Section 5 are not agents or subcontractors of the Bank.

                   (b) The Trust's negligence or willful misconduct in respect of the applicable Fund.

                   (c) The breach of any representation or warranty of the Trust hereunder in respect of the applicable Fund.

                   (d) The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services in respect of the applicable Fund which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust in respect of the applicable Fund including but not limited to any previous transfer agent or registrar.

                   (e) The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Trust on behalf of the applicable Fund.

                   (f) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

         Section 6.2. At any time the Bank may apply to any officer of the Trust for instructions, and may consult with legal counsel of the Bank's choosing with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust on behalf of the applicable Fund for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of such counsel and shall promptly advise the Trust of such advice or opinion (except for actions or omissions by Bank taken with negligence or willful misconduct). The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

         Section 6.3. Neither the Trust nor any Fund shall be responsible for, and the Bank shall be liable for and shall indemnify the Trust and the applicable Fund against direct money damages arising out of or attributable to:

                   (a) The Bank's own negligence or willful misconduct.

                   (b) The breach of any representation or warranty of the Bank hereunder.

         Section 6.4. The provisions of Section 6 shall survive and remain in effect after any termination of this Agreement or any resignation or removal of the Bank as transfer agent hereunder.

SECTION 7. STANDARD OF CARE.

         The Bank shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event shall the Bank be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

SECTION 8. CONCERNING THE BANK.

         Section 8.1. The Bank may enter into subcontracts, agreements and understandings with any Bank affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge the Bank from its obligations hereunder.

         Section 8.2. The Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Trust agrees to forward to Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to the Bank. The Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank. If the Trust elects to transmit written instructions through an on-line communication system offered by the Bank, the Trust's use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

         Section 8.3. The Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all applicable law, rules, and regulations (the "Disaster Recovery Plan and Back-Up System"). The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure, the Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

         Section 8.4. The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.

         Section 8.5. At any time the Bank may apply to an officer of the Trust for written instructions with respect to any matter arising in connection with the Bank's duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. If the Bank shall be in doubt as to any question of law pertaining to any action it should take or should not take, the Bank may request advice from outside counsel (who may be counsel for the Trust, the Trust's investment adviser or the Bank, at the option of the Bank). The Trust shall pay the reasonable cost of any counsel retained by the Bank with prior notice to the Trust. The Bank shall not be liable with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

         Section 8.6. Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

                   (a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

                   (b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

                   (c) The legality of the declaration of any dividend by the Trust in respect of the Shares of any Fund, or the legality of the issue of any Shares in payment of any stock dividend; or

                   (d) The legality of any recapitalization or readjustment of the Shares.

SECTION 9. COVENANTS OF THE TRUST AND THE BANK

         Section 9.1. The Trust shall promptly furnish to the Bank the following:

                   (a) A certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                   (b) A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.

                   (c) Shares will be transferred upon presentation to the Bank of Shares to its electronic account at DTC, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes, if any. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Trust, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on documents submitted to it are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Trust, a guaranty of signature by an "eligible guarantor institution" meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Trust on behalf of the applicable Fund shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

                   (d) The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Trust advises that such transfer may be properly effected.

         Section 9.2. The Trust shall deliver to the Bank the following documents on or before the initial issuance of Shares of any Fund:

                   (a) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the Investment Company Act of 1940, as amended, and (iii) the due and proper listing of the Shares on all applicable securities exchanges; and

                   (b) A certified copy of a resolution of the Board of Directors of the Trust establishing the authority of the Bank.

         Section 9.3. Prior to the issuance of any additional Shares of any Fund pursuant to stock dividends or stock splits, and prior to any reduction in the number of Shares of any Fund outstanding pursuant to any reverse stock split, the Trust shall deliver the following documents to the Bank:

                   (a) A certified copy of the resolutions adopted by the Board of Trustees and/or the shareholders of the applicable Fund authorizing such issuance of additional Shares of the Fund or such reduction, as the case may be;

                   (b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

                   (c) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the Investment Company Act of 1940, as amended, and (iii) the due and proper listing of the Shares on all applicable securities exchanges.

         Section 9.4. The Bank agrees that all records listed on Schedule A hereto or otherwise prepared or maintained by the Bank relating to the services


                                      -11


to be performed by the Bank hereunder as required by applicable law are the property of the Trust and will be preserved, maintained and made available upon reasonable request, and will be surrendered promptly to the Trust on and in accordance with its request.

         Section 9.5. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or the Bank and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or the Bank a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (a) it is necessary for the Bank to release such information in connection with the provision of services under this Agreement; (b) it is already known to the receiving party at the time it is obtained; (c) it is or becomes publicly known or available through no wrongful act of the receiving party; (d) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (e) it is released by the protected party to a third party without restriction; (f) it is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted); (g) it is relevant to the defense of any claim or cause of action asserted against the receiving party; (h) it has been or is independently developed or obtained by the receiving party; or (i) it is necessary for Bank to release such information to the Bank's internal or external accountants or legal counsel who are subject to a duty of confidentiality. Bank acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information ("Portfolio Information") with respect to the Trust. Bank agrees that, subject to the foregoing provisions of and the exceptions set forth in this Section 9.5 (other than the exception set forth above in this Section
9.5 as sub-item (a), which exception set forth in sub-item (a) shall not be applicable to the Trust's Portfolio Information), Bank will keep confidential the Trust's Portfolio Information and will not disclose the Trust's Portfolio Information other than pursuant to a written instruction from the Trust; provided that without the need for such a written instruction and notwithstanding any other provision of this Section 9.5 to the contrary, the Trust's Portfolio Information may be disclosed to third party pricing services which are engaged by Bank in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Portfolio Information.

         Section 9.6. In case of any requests or demands for the inspection of the Shareholder records of a Fund of the Trust, the Bank will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

         Section 9.7. The Bank shall file such appropriate information returns concerning the payment and composition of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

         Section 9.8. From time to time as requested by the Trust, the Bank shall provide to the Trust such certifications and sub-certifications, in the form reasonably agreed to by the Trust and Bank, with respect to Form N-Qs, Form N-CSRs, compliance policies and procedures under Rule 38a-1 under the Investment Company Act of 1940, as amended, and such other matters that may be reasonably requested by the Trust or the Trust's Chief Compliance Officer from time to time. In addition, the Bank will, from time to time, provide a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to enable the Trust to fulfill its obligations under Rule 38a-1 of the Investment Company Act of 1940, as amended.

SECTION 10. TERMINATION OF AGREEMENT.

        Section 10.1. Either of the parties may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall not be less than ninety (90) days after the date of giving such notice.

        Section 10.2. Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

        Section 10.3. The terms of Section 2 and Section 6 shall survive the termination of this Agreement.

SECTION 11. ADDITIONAL FUNDS.

        Section 11.1. In the event that the Trust establishes one or more additional Funds with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional issuance shall become Shares hereunder and Exhibit A shall be amended to include the Fund.

SECTION 12. ASSIGNMENT.

        Section 12.1. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

        Section 12.2. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

SECTION 13. SEVERABILITY AND BENEFICIARIES.

        Section 13.1. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

SECTION 14. AMENDMENT.

        Section 14.1. This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Trust.

SECTION 15.          NEW YORK LAW TO APPLY

        Section 15.1. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

SECTION 16. MERGER OF AGREEMENT.

        Section 16.1. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

SECTION 17. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

        Section 17.1. It is expressly acknowledged and agreed that the obligations of the Trust (and Funds thereof) hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust (and Funds thereof), personally, but shall bind only the trust property of the Trust and the applicable Fund, as provided in the Trust's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust and the applicable Fund as provided in the Trust's Declaration of Trust.

        Section 17.2. This Agreement is an agreement entered into between the Bank and the Trust with respect to each Fund. With respect to any obligation of the Trust on behalf of any Fund arising out of this Agreement, the Bank shall look for payment of such obligation solely to the assets of the Fund to which such obligation relates with the same effect as if the Bank had separately contracted with the Trust by separate written instrument with respect to each Fund.

         Section 17.3. As used herein, the "applicable Fund" shall be each Fund in respect of which any amount due the Bank arises, and if any amount due the Bank arises in respect of more than one Fund, the same shall be allocated by the Bank among such Funds in accordance with Section 17.2. Any amounts due the Bank which may not be allocated in accordance with the preceding sentence shall constitute General Liabilities as defined in the Trust's Declaration of Trust and allocated by the Trust and paid in accordance with the provisions thereof.

SECTION 18.          NOTICES.

          Section 18.1. Each notice,nrequest, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing in English and shall be deemed to have been sufficiently given when received by the intended party, if delivered personally at the address set forth below for the intended party during normal business hours at such address, if sent by facsimile transmission to the respective facsimile transmission numbers of the parties set forth below, or if sent by recognized overnight courier service or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Trust:  First Trust Exchange-Traded Fund II
                           1001 Warrenville Road, Suite 300
                           Lisle, Illinois  60532
                           Attention:  General Counsel
                           Facsimile:  630-241-8650
                           Confirm:  630-241-8798

         If to BNY:        The Bank of New York
                           101 Barclay Street, 20W
                           New York, New York  10286

                           Attention:  Rosalia A. Koopman
                           Facsimile:  212 815-4647
                           Confirm:  212 815-2948

Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other parties hereto given in accordance with this Section.

SECTION 19. COUNTERPARTS.

        Section 19.1. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                  FIRST TRUST EXCHANGE-TRADED FUND II



                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title_____________________________________



                                  THE BANK OF NEW YORK



                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title_____________________________________

                                    EXHIBIT A

                  Funds of First Trust Exchange-Traded Fund II




         First Trust DJ Stoxx Select Dividend 30 Index Fund

         First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund

         First Trust Dow Jones Global Select Dividend IndexSM Fund

         First Trust Europe Select AlphaDEX(TM) Fund

         First Trust Japan Select AlphaDEX(TM) Fund

                                   SCHEDULE A

                   BOOKS AND RECORDS TO BE MAINTAINED BY BANK


Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding units between the Trust and DTC

Net Asset Computation Documentation

Dividend Records

Year-end Statements and Tax Forms

Information obtained pursuant to Schedule B to the extent required to be preserved under applicable law


                                   Schedule A

                                    EXHIBIT B

                          FORM OF PARTICIPANT AGREEMENT

                              PARTICIPANT AGREEMENT


                        FIRST TRUST EXCHANGE-TRADED FUND,
                     FIRST TRUST EXCHANGE-TRADED FUND II AND
                 FIRST TRUST EXCHANGE-TRADED ALPHADEX (TM) FUND


         This Participant Agreement (this "Agreement") is entered into between First Trust Portfolios, L.P. (the "Distributor"), ______________________________
(the "Participant") and The Bank of New York (the "Transfer Agent"). The Transfer Agent serves as the Transfer Agent of the First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II and First Trust Exchange-Traded AlphaDEX(TM) Fund (each, a "Trust" and, collectively, the "Trusts") and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor has been retained to provide certain services with respect to acting as principal underwriter of each Trust in connection with the sale and distribution of shares of beneficial interest, par value $0.01 per share ("Shares"), of the Series of each Trust (each a "Fund") on Schedule I attached hereto and incorporated herein, as the same may be amended from time to time. Certain Funds (each, an "International Fund") may include securities of issuers that are domiciled outside the United States and listed on the foreign equivalent of a U.S. national securities exchange (a "U.S. exchange"). The Distributor, the Transfer Agent and the Participant acknowledge and agree that each Trust and Fund shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein. The prospectus and statement of additional information for each Fund (collectively, the "Prospectus") are incorporated herein and included as part of the respective Trust's Registration Statement as amended on Form N-1A. Shares may be created or redeemed only in aggregations of 50,000 (or such other aggregation as is specified in the relevant Fund's Prospectus), referred to therein and herein as a "Creation Unit." Capitalized terms not otherwise defined herein are used herein as defined in the relevant Fund's Prospectus. All references to "cash" shall refer to U.S. dollars.

         This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the "Trusts' Clearing Process," or (ii) outside the Trusts' Clearing Process (e.g., through the facilities of the Depository Trust Company ("DTC")).

         This Agreement supersedes any prior Participant Agreement entered into by the parties with respect to the Trusts and any Fund from and after the date hereof. Any and all prior Participant Agreements entered into by the parties are deemed terminated upon execution of this Agreement.

         The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:

SECTION 1.           STATUS OF PARTICIPANT.

         The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Trusts' Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Prospectus, a "Participating Party"); and
(ii) with respect to orders for the creation or redemption of Creation Units outside the Trusts' Clearing Process, it is a DTC Participant (as defined in the Prospectus, a "DTC Participant"). The Participant may place orders for the creation or redemption of Creation Units (a "Creation Order" and "Redemption Order," respectively) either through the Trusts' Clearing Process or outside the Trusts' Clearing Process, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement ("Execution of Orders") and the procedures described in Attachment A attached hereto and incorporated herein and made a part hereof, as the same may be amended from time to time ("Attachment A"). Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give immediate notice to the Distributor and the Transfer Agent of such change.

         The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD") or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of the NASD. The Participant is qualified as a broker or dealer, or otherwise, under all applicable state laws where it is required to do so in order that Shares may be sold in such states where the Participant intends to sell such Shares. The Participant agrees to conform to the rules of the NASD (if it is a member of NASD) and the securities laws of any jurisdiction in which it sells, directly or indirectly, Shares, to the extent such laws, rules and regulations relate to the Participant's transactions in, and activities with respect to, the Shares.

         The Participant understands and acknowledges that the proposed method by which Creation Units of Shares will be purchased and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Trusts and their respective Funds on an ongoing basis, the offer and sale of Shares to investors may involve a "distribution," as such term is used in the Securities Act of 1933 (the "Securities Act"). The Participant understands and acknowledges that its offer and sale of Shares to investors, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act. The Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in Shares, whether or not participating in the distribution of Shares, may be required to deliver a prospectus.

SECTION 2.           EXECUTION OF ORDERS.

         All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the respective Fund's Prospectus, and the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. Each Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units (and the procedures for the Trusts may, but need not be, identical), and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.

         The Participant understands and agrees that Creations Orders and Redemption Orders may be submitted only on days that the U.S. exchange where the Shares are principally listed (as specified in the Prospectus) is open for trading or business.

SECTION 3.           NSCC.

         Solely with respect to orders for the creation or redemption of Creation Units through the Trusts' Clearing Process, the Participant as a Participating Party hereby authorizes the Distributor or the Transfer Agent, as the case may be, to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Trust telephone representative identified in Attachment A hereto (the "Trust Telephone Representative"). The Participant agrees to be bound by the terms of such instructions issued by the Distributor or the Transfer Agent, as the case may be, and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

         With respect to any Redemption Order, the Participant also acknowledges and agrees to use its best efforts to return to the applicable Fund any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Securities that are transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees that the applicable Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting that, based on the valuation of such Deposit Securities at the time of transfer, should be paid to the Fund. With respect to any Creation Order, the Distributor shall cause the applicable Fund's Custodian to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Securities that are transferred to a Fund that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Participant or any party for which it is acting.

SECTION 4.           DEPOSIT SECURITIES.

         The Participant understands that the number and names of the designated portfolio of securities (each, a "Deposit Security" and, collectively, the "Deposit Securities") and relevant cash amounts (the "Cash Component") to be deposited in connection with the purchase of a Creation Unit (the current "Fund Deposit") for each Fund will be made available each day that the New York Stock Exchange (the "NYSE") is open for trading through the facilities of the NSCC. The Participant will not be responsible for errors in the information relating to the Deposit Securities to be included in the current Fund Deposit to be transmitted through the facilities of the NSCC in connection with Redemption Orders and Creation Orders that are caused by the applicable Trust or Fund, the Distributor or the Transfer Agent.

         Under certain circumstances, a Trust may, in its discretion, permit or require, with respect to one or more Funds a Participant to substitute cash in lieu of depositing some or all of the requisite Deposit Securities. A Trust may additionally permit, in its discretion, with respect to one or more International Funds under certain circumstances, a Participant to substitute a different security in lieu of depositing some or all of the Deposit Securities. Substitution of cash or a different security might be permitted or required, for example, because one or more Deposit Securities may be unavailable, may not be available in the quantity needed, or may not be eligible for trading by the Participant (or any party on whose behalf the Participant is acting) due to local trading restrictions (including, for example, requirements that securities be traded only for cash in local currency) or other circumstances.

SECTION 5.           ROLE OF PARTICIPANT.

         The Participant shall have no authority in any transaction to act as agent of the Distributor, the Transfer Agent, any Trust or any Fund. (a) The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to it customers, to assist the Distributor in ascertaining certain information regarding sales of Shares made by or through Participant upon the request of a Trust or Fund or the Distributor necessary for the applicable Trust or Fund to comply with its obligation to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver Prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of a Fund or other similar information that the applicable Trust or Fund is obligated to deliver to its shareholders to the Participant's customers that custody Fund Shares with the Participant, after receipt from the applicable Trust or Fund or the Distributor of sufficient quantities to allow mailing thereof to such customers. The expenses associated with such transmissions shall be borne by the Distributor or the applicable Trust or Fund in accordance with usual custom and practice in respect of such communications. None of the Distributor, the applicable Trust or Fund or any of their respective affiliates shall use the names and addresses and other information concerning Participant's customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (a) of Section 5, or as may otherwise be required by applicable law.


          (b) The Participant certifies that it has policies, procedures and internal controls in place that are reasonably designed to comply with all applicable anti-money laundering laws and regulations, including applicable provisions of the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control as the same may in effect from time to time.


SECTION 6.           PARTICIPANT REPRESENTATIONS.

          (a) The Participant represents, warrants and agrees that it will not make any representations concerning any Fund, the applicable Trust, the Creation Units or the Shares other than those consistent with the Fund's then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the applicable Trust or Fund, or any such materials permitted by clause (b) of this Section 6.

          (b) The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or to display or publish any information or materials relating to a Trust or any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant's internal use only, any brokerage communications between employees of Participant and customers or any communications prepared and directed to registered broker-dealers) ("Marketing Materials"), except (i) such Marketing Materials as may be furnished to the Participant by the Distributor or the applicable Trust or Fund and (ii) such other Marketing Materials as are consistent with the applicable Fund's then current Prospectus or otherwise approved by the Distributor or the Trust; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant and, upon request, a copy is forwarded to the Distributor as soon as practicable.

          (c) Notwithstanding anything to the contrary in this Agreement, Participant and its affiliates may prepare and circulate in the regular course of their businesses (i) research reports that include information, opinions or recommendations relating to Shares; and (ii) without reference to a Fund or its Prospectus, data and information relating to the various indices to which the Funds are benchmarked.


SECTION 7.        SUBCUSTODIAN ACCOUNTS.

         The Participant understands and agrees that in the case of an International Fund, the relevant Trust has caused The Bank of New York acting in its capacity as the Trust's custodian ("Custodian") to maintain with one or more applicable subcustodians (each, a "Subcustodian") for such International Fund an account in the relevant foreign jurisdiction(s) to which the Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or

"cash in lieu" amount) on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by the Trust or such International Fund, in accordance with the terms and conditions applicable to such account in such foreign jurisdiction.

SECTION 8.           TITLE TO SECURITIES: RESTRICTED SHARES.

         The Participant represents that upon delivery of a portfolio of Deposit Securities to a Fund's custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any special restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Creation Order or (ii) any provision of the Securities Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction.

SECTION 9.           FEES.

         In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, (i) the Creation Transaction Fee or Redemption Transaction Fee (each also sometimes referred to individually herein as the "Transaction Fee") prescribed in the relevant Fund's Prospectus applicable to creations or redemptions through the Trusts' Clearing Process, or (ii) the applicable Creation Transaction Fee or Redemption Transaction Fee plus, in each case, such additional variable amounts as may be prescribed in the relevant Fund's Prospectus for (a) creations or redemptions outside the Trusts' Clearing Process and (b) creations through the Trusts' Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Securities in the securities portion of the Fund Deposit. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the relevant Fund's Prospectus. With respect to International Funds (for which creations and redemptions are processed outside the Trusts' Clearing Process), such additional variable amounts may include any expenses incurred by a Fund in the transfer of Deposit Securities to the Fund in connection with a creation of Creation Units, and in the transfer of Deposit Securities to the Participant in connection with a redemption of Creation Units; such expenses may include operational processing and brokerage costs, transfer fees, stamp taxes and the like. When an International Fund permits a Participant to substitute cash or a different security in lieu of depositing one or more of the requisite Deposit Securities, the Participant may be assessed a higher Transaction Fee on the substitute security portion of its investment to cover the cost of purchasing the Deposit Securities and/or disposing of the substituted securities, including operational processing and brokerage costs, transfer fees, stamp taxes, and part or all of the spread between the expected bid and offer side of the market related to such Deposit Securities and/or substitute securities.

SECTION 10.          AUTHORIZED PERSONS.

         Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized person, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent.

SECTION 11.          REDEMPTION.

         The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares of any Fund to be redeemed, and the entire proceeds of the redemption, (b) the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust or Fund would not be precluded as the result of their being subject to or the subject of a loan, repurchase agreement, securities lending agreement or other arrangement and (c) upon delivery to the Fund's custodian, the Shares will be free and clear of all liens.

         A Trust may make redemptions in cash in lieu of transferring one or more Deposit Securities if the Trust or Fund determines, in its discretion, that such method is warranted because a Participant who has placed the Redemption Order is restrained by regulation or policy from transacting in the Deposit Securities, delivery of the Deposit Securities is not permissible under applicable law or foreign stock exchange regulations, or for other reasons.

          In connection with an International Fund, a Participant must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account Deposit Securities will be delivered in connection with a redemption. If a redeeming Participant, or any party on whose behalf the Participant is acting, does not have appropriate arrangements to take delivery of the Deposit Securities in the relevant foreign jurisdiction(s) and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Securities in such foreign jurisdiction(s) and in certain other circumstances, the Trust or Fund may in its discretion redeem Shares for cash, and the redeeming Participant, on behalf of itself or any part for which it is acting, will be required to receive redemption proceeds in cash. In such case, the Participant will receive a cash payment equal to the net asset value (next determined after receipt of the Redemption Order) times the number of Shares in a Creation Unit of the relevant International Fund, minus the Transaction Fee and other costs specified in Section 9.

          In the case of a beneficial owner of an International Fund who is a resident of Australia or New Zealand, the Participant understands and agrees that such beneficial owner is only entitled to receive cash upon its redemption of Creation Units. In a Redemption Order, the Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian or New Zealand resident.

SECTION 12.          FUND'S TAX BASIS.

         The Participant represents and warrants to the Distributor and each Trust and Fund that with respect to any Creation Units it shall only deliver or transfer, or cause to be delivered or transferred, Deposit Securities (or contracts therefor) that, should Section 351 of the Internal Revenue Code of 1986, as amended, apply to such delivery or transfer, will have a tax basis in the hands of the Fund receiving the Deposit Securities equal to the closing market price of such Deposit Securities on the date the Creation Order with respect thereto is Deemed Received (as such term is defined in Attachment A hereto). Such representation and warranty shall be deemed repeated with respect to each Creation Order.

SECTION 13.          INDEMNIFICATION.

          (a) The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, each Trust, each Fund, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of
Section 15 of the Securities Act (each, for purposes of this paragraph, an "Indemnified Party") from and against any loss, liability, cost and expense (including reasonable attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to the sales, trading or marketing of Shares and the creation or redemption of or investment in a Fund or Funds, except that the Participant shall not be required to indemnify an Indemnified Party to the extent that such failure was caused by Participant's adherence to instructions given or representations made by the Distributor, the Transfer Agent or any Indemnified Party, as applicable; or (iv) actions of such Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Transfer Agent in accordance with the terms of Section 10 hereto. The Participant and the Distributor understand and agree that each Trust and Fund as a third party beneficiary of this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit each such Trust and Fund.

          (b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each, for purposes of this paragraph, an "Indemnified Party") from and against any loss, liability, cost and expense (including reasonable attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds; or (iv) actions of such Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor or the Transfer Agent.

          (c) Each of the Distributor and Participant agrees to jointly and severally indemnify Transfer Agent and hold Transfer Agent harmless from and against any and all losses sustained or incurred by or asserted against Transfer Agent by reason of or as a result of any action or inaction, or arising out of Transfer Agent's performance hereunder, including reasonable fees and expenses of counsel incurred by Transfer Agent in a successful defense of claims by the Distributor and/or Participant; provided however, Distributor and/or Participant shall not indemnify Transfer Agent for those losses arising out of Transfer Agent's own negligence or willful misconduct or that of its employees. This indemnity shall be a continuing obligation of the Distributor and/or Participant, and their respective successors and assigns, notwithstanding the termination of this Agreement.

          (d) Except to the extent that the Transfer Agent is to be indemnified as provided in this Section 13, no party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Indemnified Party by a third party, or out of interruptions or delays of electronic means of communications with the Indemnified Parties.

SECTION 14.          STANDARD OF CARE.

         Transfer Agent shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its obligations hereunder. In no event shall the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

SECTION 15.          FORCE MAJEURE.

         Transfer Agent shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all laws, rules and regulations (the "Disaster Recovery Plan and Back-Up System") applicable to the Transfer Agent for providing services as such. Transfer Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that Transfer Agent has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Transfer Agent had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure, Transfer Agent shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

SECTION 16.          ACKNOWLEDGMENT.

         The Participant acknowledges receipt of each relevant Fund's Prospectus and represents it has reviewed such document and understands the terms thereof.

SECTION 17.          NOTICES.

         Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: The Bank of New York, 101 Barclay Street, New York, New York 10286,
Attn: ETF Services Group. All notices to the Participant and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

SECTION 18.          TERMINATION.

         This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that a Trust is terminated pursuant to its Declaration of Trust. This Agreement supersedes any prior Participant Agreement entered into by the parties. Any and all prior Participant Agreements entered into by the parties are deemed terminated upon execution of this Agreement.

SECTION 19.          PROSPECTUS.

          (a) The Distributor will provide to the Participant copies of the then current Prospectus for each Fund and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended Prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 19 when the Participant has received such revised, supplemented or amended Prospectus by email at _____________________, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.


          (b) Distributor represents and warrants that (i) the registration statement(s) for First Trust Exchange-Traded Fund on Form N-1A (No. 333-125751) and the Prospectus(es) contained therein, the registration statement(s) for First Trust Exchange-Traded Fund II on Form N-1A (No. 333-137036) and the Prospectus(es) contained therein, and the registration statement(s) for First Trust Exchange-Traded AlphaDEX(TM) Fund (No. 333-140895) conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Securities and Exchange Commission thereunder and do not and will not, as of the applicable effective date as to the registration statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trusts, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, except the registration under the Securities Act of the Shares.

SECTION 20.          COUNTERPARTS.

         This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

SECTION 21.          NO WAIVER.

         Each and every right granted to any party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of any party hereto to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by any party hereto of any right preclude any other or future exercise thereof or the exercise of any other right.

SECTION 22.          ENFORCEABILITY; AMENDMENT.

         In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto, except that any amendment to
Schedule I approved in writing by the Distributor (upon which written approval the Transfer Agent may conclusively rely) and any amendment to Attachment A hereto need be signed only by the Transfer Agent. The Transfer Agent shall provide the Participant a copy of any such amendment in the manner provided in
Section 17. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the others.

SECTION 23.          GOVERNING LAW; CONSENT TO JURISDICTION.

         This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The parties hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

SECTION 24.          STATUS OF FUND

          The Distributor hereby represents that each Series (i) of the First Trust Exchange-Traded Fund (ii) of the First Trust Exchange-Traded Fund II, and
(iii) of the First Trust Exchange-Traded AlphaDEX (TM) Fund is a registered open ended investment company operating in accordance with the exemptive order granted under 812-13000 and I.C. Release No. 27068 dated September 20, 2005, as the same may be amended from time to time, and I.C. Release No. 27051 dated August 26, 2005 and any additional I.C. Releases related to such amendments.

                                      FIRST TRUST PORTFOLIOS, L.P.



                                    By
                                       Name:__________________________________
                                       Title:_________________________________

                                    Address:       1001 Warrenville Road
                                                   Lisle, Illinois  60532
                                    Telephone:     (630) 241-8798
                                    Facsimile:     (630) 322-7437




                                    By
                                       Name:__________________________________
                                       Title:_________________________________

                                    Address:   _______________________________

                                               _______________________________
                                    Telephone:________________________________
                                    Facsimile:________________________________



                                    THE BANK OF NEW YORK, as Transfer Agent



                                    By
                                       Name:__________________________________
                                       Title:_________________________________

                                    Address:   101 Barclay Street
                                               New York, New York 10286
                                    Telephone:  (212) 815-5031
                                    Facsimile:  (212) 815-2889


Dated:______________________

                                   SCHEDULE I


                   Series of First Trust Exchange-Traded Fund

First Trust Dow Jones Select MicroCap Index(SM) Fund

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund

First Trust NASDAQ-100-Technology Sector Index(SM) Fund

First Trust IPOX-100 Index Fund

First Trust AMEX(R) Biotechnology Index Fund

First Trust DB Strategic Value Index Fund

First Trust Dow Jones Internet Index(SM) Fund

First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund

First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund

First Trust Value Line(R) Dividend Index Fund

First Trust Value Line(R) Equity Allocation Index Fund


Participant shall be a participant with respect to, and this Agreement shall be applicable to, the following additional Funds if and when they shall become Series of First Trust Exchange-Traded Fund:


First Trust Value Line(R) Arithmetic Index Fund

First Trust Ibbotson Core U.S. Equity Allocation Index Fund

First Trust S&P REIT Index Fund

First Trust ISE Water Index Fund

First Trust ISE-Revere Natural Gas Index Fund

First Trust ISE Chindia Index Fund

First Trust Value Line(R) 100 Exchange-Traded Fund


                  Series of First Trust Exchange-Traded Fund II

First Trust DJ Stoxx Select Dividend 30 Index Fund

First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund

First Trust Dow Jones Global Select Dividend Index(SM) Fund

First Trust Europe Select AlphaDEX(TM) Fund

First Trust Japan Select AlphaDEX(TM) Fund



                                     Sch. I

             Series of First Trust Exchange-Traded AlphaDEX(TM) Fund


First Trust Consumer Discretionary AlphaDEX(TM) Fund

First Trust Consumer Staples AlphaDEX(TM) Fund

First Trust Energy AlphaDEX(TM) Fund

First Trust Financials AlphaDEX(TM) Fund

First Trust Health Care AlphaDEX(TM) Fund

First Trust Industrials/Producer Durables AlphaDEX(TM) Fund

First Trust Materials AlphaDEX(TM) Fund

First Trust Technology AlphaDEX(TM) Fund

First Trust Utilities AlphaDEX(TM) Fund

First Trust Large Cap Core AlphaDEX(TM) Fund

First Trust Mid Cap Core AlphaDEX(TM) Fund

First Trust Small Cap Core AlphaDEX(TM) Fund

First Trust Large Cap Growth Opportunities AlphaDEX(TM) Fund

First Trust Large Cap Value Opportunities AlphaDEX(TM) Fund

First Trust Multi Cap Growth AlphaDEX(TM) Fund

First Trust Multi Cap Value AlphaDEX(TM) Fund


                                      -2-



                                  ATTACHMENT A

         Subject to the terms and conditions of the attached Participant Agreement, this document supplements the Prospectuses for the Series of First Trust Exchange-Traded Fund, for the Series of First Trust Exchange-Traded Fund II, and for the Series of First Trust Exchange-Traded AlphaDEX(TM) Fund and is an attachment to, and incorporated into and made a part of, the Participant Agreement with respect to the procedures to be used by (i) the Transfer Agent in processing an order for the creation of Shares, and (ii) the Transfer Agent in processing a request for the redemption of Shares, and (iii) the Participants and the Transfer Agent in delivering or arranging for the delivery of requisite cash payments, Fund Deposit or Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption. Capitalized terms not otherwise defined have the meaning assigned to them in the Participant Agreement.

         A Participant is first required to have signed the Participant Agreement. Upon acceptance of the Participant Agreement by the Distributor, the Transfer Agent will assign a unique personal identification number ("PIN Number") to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place orders for either creation or redemption of Shares.

SECTION I.    TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF SHARES


     1. Call to Receive a Submission Number. An Authorized Person for the Participant will call the Trust Telephone Representative at (212) 815-5031 not later than the closing time of the regular trading session on The New York Stock Exchange (the "NYSE Closing Time") (ordinarily 4:00 p.m. New York time) to receive a submission number ("Submission Number"). In the case of custom orders, the order must be received by the Transfer Agent no later than 3:00 p.m. Eastern time on the trade date. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the Trust Telephone Representative will issue a unique Submission Number. All orders with respect to the creation or redemption of Shares are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the NYSE Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.


     2. Assemble the Submission. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request and (b) the designated Submission Number in one document and transmit such document by facsimile or telex to the Trust Telephone Representative and the Distributor, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the "Submission," and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date." As used herein, a Business Day ("Business Day") is any day on which The New York Stock Exchange is open. NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS


                             Exhibit B Attachment A

ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.


     3. Transmit the Submission. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Shares must be sent by facsimile or telex to the Trust Telephone Representative, as applicable, within fifteen (15) minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the Trust Telephone Representative will attempt to contact the Participant to request immediate transmission of the Submission.

     (a) In the case of a Submission for creation, unless the Submission is received by the Trust Telephone Representative upon the earlier of within (i) fifteen (15) minutes of contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time, the Submission will be deemed invalid.

     (b) In the case of a Submission for redemption, unless such Submission is received by the Trust Telephone Representative within (i) fifteen (15) minutes of contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time, whichever is earlier, such order for redemption contained therein shall be deemed invalid.

     4. Await Receipt of Confirmation.

     (a) Trusts' Clearing Process-Creation Orders. The Transfer Agent shall issue to the Participating Party a confirmation of acceptance of an order to create Shares in Creation Unit size aggregations ("Creation Order") through the Trusts' Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Distributor and the Trust Telephone Representative at the business numbers indicated.

     (b) Trusts' Clearing Process-Requests for Redemptions. The Transfer Agent shall issue to the Participating Party a confirmation of acceptance of a request to redeem Shares in Creation Unit size aggregations ("Redemption Order") through the Trusts' Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

     (c) Outside the Trusts' Clearing Process -- Creation Orders. The Transfer Agent shall issue to the DTC Participant an acknowledgment of receipt of a Creation Order outside the Trusts' Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent at the business numbers indicated.


                           Exhibit B-Attachment A-2-

     (d) Outside the Trusts' Clearing Process -- Redemption Orders. The TransferAgent shall issue to the DTC Participant an acknowledgment of receipt of a Redemption Order outside the Trusts' Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

SECTION II. PARTICIPANTS' RESPONSIBILITY FOR DELIVERING OR EFFECTING THE DELIVERY OF REQUISITE FUND DEPOSIT OR SHARES AND CASH PAYMENTS IN CONNECTION WITH CREATION ORDERS OR REDEMPTION ORDERS



     1. Trusts' Clearing Process -- Creation Orders. The Participating Party notified of confirmation of a Creation Order to create Shares through the Trusts' Clearing Process shall be required to transfer or arrange for the transfer of (a) the requisite Deposit Securities (or contracts to purchase such Deposit Securities expected to be delivered through NSCC by the "regular way" settlement date) and (b) the Cash Component, if any, to the Transfer Agent by means of the Trusts' Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Transfer Agent as set forth below in Section IV.


     2. Trusts' Clearing Process -- Redemption Orders. The Participating Party notified of confirmation of a Redemption Order to redeem Shares through the Trusts' Clearing Process shall be required to transfer or arrange for the transfer of the requisite Shares and the Cash Redemption Amount, as defined in the applicable Fund's Prospectus ("Cash Redemption Amount"), if any, to the Transfer Agent by means of the Trusts' Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Transfer Agent as set forth below in
Section IV.

     3. Outside the Trusts' Clearing Process -- Creation Orders. The DTC Participant notified of acknowledgment of a Creation Order to create Shares outside the Trusts' Clearing Process shall be required to effect a transfer to the Transfer Agent of (a) the requisite Deposit Securities through DTC so as to be received by the Transfer Agent no later than 11:00 a.m., Eastern Time, on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Distributor as set forth below in Section IV, in such a way as to replicate the Fund Deposit established on the Transmittal Date by the Transfer Agent and (b) the Cash Component, if there is a positive Cash Component, through the Federal Reserve Bank wire system so as to be received by the Transfer Agent by 2:00 p.m., Eastern Time, on the next Business Day immediately following the day such order is Deemed Received. If the Transfer Agent does not receive the Deposit Securities by 11:00 a.m. Eastern Time and the Cash Component, if any, by 2:00 p.m., Eastern Time, on the Business Day immediately following the day such order is Deemed Received, the Creation Order contained in such Submission shall be canceled. Upon written notice to the Transfer Agent, the DTC Participant may resubmit such canceled order on the following Business Day using a Fund Deposit as newly constituted.


     4. Purchase of Creation Unit Aggregations Prior to Receipt of Deposit Securities. Creation Unit Aggregations may be created in advance of receipt by a


                           Exhibit B-Attachment A-3-

Fund of all or a portion of the applicable Deposit Securities as described below. In these circumstances, the initial deposit will have a value greater than the NAV of the applicable Fund's Shares on the date the Creation Order is placed in proper form since, in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component, plus
(ii) one hundred fifteen percent (115%) of the market value of the undelivered Deposit Securities (the "Additional Cash Deposit"). The Creation Order shall be deemed to be received on the Business Day on which the order is placed provided that the Creation Order is placed in proper form prior to 4:00 p.m., Eastern Time, on such date, and federal funds in the appropriate amount are deposited with the Transfer Agent by 11:00 a.m., Eastern Time, the following Business Day. If the Creation Order is not placed in proper form by 4:00 p.m., Eastern Time, or federal funds in the appropriate amount are not received by 11:00 a.m., Eastern Time, the next Business Day, then the Creation Order may be deemed to be canceled and the Authorized Participant shall be liable to the Fund for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the applicable Fund, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the Fund in an amount at least equal to one hundred fifteen percent (115%) of the daily marked to market value of the missing Deposit Securities. The parties hereto further agree that the Trust may purchase the missing Deposit Securities at any time and the Participant agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the amount of the Additional Cash Deposit maintained with the Fund, as the Trust may determine in its sole discretion.

     5. Outside the Trusts' Clearing Process -- Redemption Orders. The DTC Participant notified of acknowledgment of a Redemption Order to redeem Shares outside the Trusts' Clearing Process shall be required to effect a transfer to the Transfer Agent of (a) the requisite number of Shares through DTC no later than the NYSE Closing Time on the Business Day on which such Redemption Order is Deemed Received by the Transfer Agent and (b) the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system by no later than 2:00 p.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Transfer Agent.


     6. Transaction Fee. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, (i) the Creation Transaction Fee or Redemption Transaction Fee prescribed in the relevant Fund's Prospectus applicable to creations or redemptions through the Trusts' Clearing Process, or (ii) the applicable Creation Transaction Fee or Redemption Transaction Fee plus, in each case, such additional variable amounts as may be prescribed in the relevant Fund's Prospectus for (a) creations or redemptions outside the Trusts' Clearing Process and (b) creations through the Trusts' Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Securities in the securities portion of the Fund Deposit. The Cash Component or Cash Redemption Amount payable or to be received, as the case may be, by the Participant in connection with the Creation Order or Redemption Order shall be adjusted by the amount of such applicable Transaction Fee and additional variable amounts, if any.

     7. International Funds -- Creation Orders.


                           Exhibit B-Attachment A-4-

                  (a) Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian of the Trust on or before the International Contractual Settlement Date (defined below). The Participant must also pay on or before the International Contractual Settlement Date immediately available or same day funds estimated by Trust to be sufficient to pay the Cash Component next determined after acceptance of the Creation Order, together with the applicable Creation Transaction Fee and additional variable amounts (as described below and in the Prospectus). The "International Contractual Settlement Date" with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Fund and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such International Fund are customarily traded.

                  (b) Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities, the payment of the Cash Component, the payment of any other cash amounts and the Creation Transaction Fee have been completed. When the Subcustodian confirms to Custodian that the required Deposit Securities (or, when permitted in the sole discretion of Trust, the cash in lieu thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall notify Distributor and the Transfer Agent which, acting on behalf of the Trust, will issue and cause the delivery of the Creation Unit of Shares.

                  (c) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Distributor, acting on behalf of the Trust, determines that a "cash in lieu" amount will be accepted, Distributor will notify the Participant and the Transfer Agent, and the Participant shall deliver, on behalf of itself or the party on whose behalf it is acting, the "cash in lieu" amount, with any appropriate adjustments as advised by the Trust.

                  (d) In the event that a Fund Deposit is incomplete on the International Contractual Settlement Date for a Creation Order because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the Participant to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by an Additional Cash Deposit with respect to undelivered Deposit Securities as described above in Section 4.

                  (e) Cash shall be delivered in the manner provided above for Creation Orders outside the Trusts' Clearing Process.

                  (f) In addition to the Creation Transaction Fee, the Participant shall pay additional variable amounts which may include expenses incurred by the Fund in the transfer of Deposit Securities to the Fund in connection with a creation of Creation Units. These


                           Exhibit B-Attachment A-5-
         expenses may include operational processing and brokerage costs, transfer fees, stamp taxes and the like. When an International Fund permits a Participant to substitute cash or a different security in lieu of depositing one or more of the requisite Deposit Securities, the Participant may also be assessed an amount to cover the cost of purchasing the Deposit Securities and/or disposing of the substituted securities, including operational processing and brokerage costs, transfer fees, stamp taxes, and part or all of the spread between the expected bid and offer side of the market related to such Deposit Securities and/or substitute securities.


         8.       International Funds -- Redemption Orders.


                  (a) A Participant must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account Deposit Securities will be delivered in connection with a Redemption Order. If the Participant, or any party on whose behalf the Participant is acting, does not have appropriate arrangements to take delivery of the Deposit Securities in the relevant foreign jurisdiction(s) and it is not possible to make other such arrangements, the Participant will be required to receive redemption proceeds in cash, as described in paragraph (d) below.

                  (b) The delivery of redemption proceeds will be made within twelve calendar days after the Redemption Order is received in proper form, except to the extent that a delivery is delayed due to the introduction of new or special holidays, the treatment by participants in the local market of certain days as "informal holidays" (e.g., days on which no or limited securities transactions occur, as a result of substantially shortened trading hours), or changes in local securities delivery practices. Under these circumstances, the Fund will notify the Participant as soon as reasonably practicable.

                  (c) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Distributor, acting on behalf of the Trust, determines that a "cash in lieu" amount will be delivered, Distributor will notify the Participant and the Transfer Agent and the Participant shall receive the "cash in lieu" amount, with any appropriate adjustments as advised by Trust.

                  (d) If a redeeming Participant, or any party on whose behalf the Participant is acting, does not have appropriate arrangements to take delivery of the Deposit Securities in the relevant foreign jurisdiction(s) and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Securities in such foreign jurisdiction(s) and in certain other circumstances, the Trust may in its discretion redeem Shares for cash, and the redeeming Participant, on behalf of itself or any party for which it is acting, will be required to receive redemption proceeds in cash. In such case, the Participant will receive a cash payment equal to the net asset value (next determined after receipt of the Redemption Order) times the number of Shares in a Creation Unit of the relevant International Fund, minus the Transaction Fee.



                           Exhibit B-Attachment A-6-

                  (e) Cash shall be delivered in the manner provided above for Redemption Orders outside the Trusts' Clearing Process.

                  (f) In addition to the Redemption Transaction Fee, the Participant shall pay additional variable amounts which may include expenses incurred by the Fund in the transfer of Deposit Securities to the Participant. These expenses may include operational processing and brokerage costs, transfer fees, stamp taxes and the like. When an International Fund redeems Shares for cash, the Participant may also be assessed an amount to cover the cost of selling the Deposit Securities, including operational processing and brokerage costs, transfer fees and stamp taxes.

SECTION III. TRANSFER AGENT'S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE SHARES OR SECURITIES AND CASH PAYMENTS IN
                CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION


     1. Trusts' Clearing Process -- Creation Orders. After the Transfer Agent has received notification of a Submission from the Participant for a Creation Order for Shares through the Trusts' Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite Shares and the Cash Component, if any, through the Trusts' Clearing Process so as to be received by the creator no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

     2. Trusts' Clearing Process -- Redemption Orders. After the Transfer Agent has received a Submission for a Redemption Order for Shares through the Trusts' Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered through NSCC by the "regular way" settlement date) and the Cash Redemption Amount, if any, through the Trusts' Clearing Process so as to be received by the beneficial owner no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

     3. Outside the Trusts' Clearing Process -- Creation Orders. After the Transfer Agent has received notification of a Submission from the Participant for a Creation Order for Shares outside the Trusts' Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite Shares through DTC and the DTC Participants and the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the creator no later than the same Business Day on which the transfer of Deposit Securities is required to be made pursuant to Section IV (3) in order for the Deemed Received order to continue to be Deemed Received. A Creation Order relating to Shares of an International Fund will be processed in the manner provided in this paragraph.

     4. Outside the Trusts' Clearing Process -- Redemption Orders. After the Transfer Agent has received a Submission for a Redemption Order for Shares outside the Trusts' Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall


                           Exhibit B-Attachment A-7-
initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered within three Business Days) through DTC and the DTC Participants and the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system so as to be received by the Participant no later than the same Business Day on which the transfer of Shares is required to be made pursuant to Section IV (4) in order for the Deemed Received order to continue to be Deemed Received. A Redemption Order relating to Shares of an International Fund will be processed in the manner provided in this paragraph, except as otherwise provided in Section II 8 (b).


SECTION IV. PROCEDURES BY WHICH AN ORDER TO CREATE OR A REQUEST TO REDEEM SHALL BE "DEEMED RECEIVED"


     1. Trusts' Clearing Process -- Creation Orders. A Creation Order to create Shares through the Trusts' Clearing Process shall be "Deemed Received" by the Transfer Agent on the Transmittal Date only if (a) the Submission containing such order is in proper form and (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in Section I
(3) (a) hereof. Orders to create Shares contained in Submissions transmitted after such time on a Transmittal Date shall be deemed invalid.

     2. Trusts' Clearing Process -- Redemption Orders. A Redemption Order to redeem Shares through the Trusts' Clearing Process shall be Deemed Received by the Transfer Agent on the Transmittal Date only if (a) the Submission containing such request is in proper form and (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in
Section I(3)(b) hereof. Requests to redeem Shares contained in Submissions transmitted after such time on a Transmittal Date shall be "Deemed Received" by the Transfer Agent on the next Business Day immediately following such Transmittal Date.

     3. Outside the Trusts' Clearing Process -- Creation Orders. A Creation Order to create Shares outside the Trusts' Clearing Process shall be Deemed Received by the Transfer Agent on the Transmittal Date only if: (a) the Submission containing such order is in proper form, and (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof, provided, however, that such order shall cease to be Deemed Received unless (a) the requisite number of Deposit Securities is transferred through DTC to the account of the applicable Fund no later than 11:00 a.m., Eastern Time, on the Business Day next following the Transmittal Date and (b) the cash equal to the Cash Component, if any, is transferred via the Federal Reserve Bank wire system to the account of the applicable Fund by no later than 2:00 p.m., Eastern Time, on the Business Day next following the Transmittal Date. If either the Submission, the requisite Deposit Securities or the cash equal to the Cash Component is not received by the Transfer Agent within the time periods set forth above, such order shall be deemed invalid.

     4. Outside the Trusts' Clearing Process -- Redemption Orders. A request to redeem Shares outside the Trusts' Clearing Process shall be Deemed Received by the Transfer Agent on the Transmittal Date only if (a) the Submission containing such request is in proper form, and (b) such Submission is received by the Transfer Agent no later than the time as set forth in Section I(3)(b) hereof, provided, however, that such order shall cease to be Deemed Received unless (a)


                           Exhibit B-Attachment A-8-
the requisite number of Shares is transferred via DTC to the account of the Transfer Agent by the NYSE Closing Time on such Transmittal Date and (b) the Cash Redemption Amount owed to the applicable Fund, if any, is received by the Transfer Agent no later than 2:00 p.m., Eastern Time, of the Business Day next following such Transmittal Date. If either the Submission, the Shares or cash equal to the Cash Redemption Amount, if any, is not received by the applicable Fund within the time periods set forth above, such redemption request shall be Deemed Received by the Transfer Agent on the Business Day on which both the Submission and the requisite number of Shares are delivered to the Transfer Agent within the proper time periods as set forth above; provided that the Cash Redemption Amount, if any, is then paid on the next Business Day within the time period set forth above.

5. Ambiguous Instructions. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Trust Telephone Representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time. For the avoidance of doubt, notwithstanding the invalidation of the initial Submission pursuant to this paragraph, a Submission that is otherwise in proper form shall be deemed submitted at the time of its initial Submission for purposes of determining when orders are Deemed Received hereunder. If the Trust Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Trust Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time.

6. Suspension or Rejection of an Order. Each Trust reserves the absolute right to reject a Creation Order transmitted to it by the Distributor in respect of a Fund if: (i) the order is not in proper form; (ii) the Deposit Securities delivered are not as disseminated for that date by the Custodian, as described above; (iii) acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; (iv) acceptance of the Fund Deposit would otherwise, in the reasonable opinion of the applicable Trust or its investment adviser (the "Adviser"), have an adverse effect on the Trust, the applicable Fund or the rights of beneficial owners; or (v) in the event that circumstances exist outside the control of the applicable Trust or Fund, the Transfer Agent, the Distributor and the Adviser that, in their reasonable judgment, make it for all practical purposes impossible to process Creation Orders. Examples of such circumstances include acts of God; public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting a Trust or Fund, the Adviser, the Distributor, DTC, NSCC, the Transfer Agent, the Custodian or sub-custodian or any other participant in the creation process, and similar extraordinary events.



                           Exhibit B-Attachment A-9-

The applicable Trust shall notify immediately a prospective creator of a Creation Unit and/or the Authorized Participant acting on behalf of such prospective creator of its rejection of the order of such person. Each Trust and Fund, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits, and shall not incur any liability for the failure to give any such notification.


SECTION V.           TELEPHONE, FACSIMILE, AND TELEX NUMBERS



FIRST TRUST EXCHANGE-TRADED FUND, FIRST TRUST EXCHANGE-TRADED FUND II AND FIRST TRUST EXCHANGE-TRADED ALPHADEX(TM) FUND:


Telephone:  (630) 241-4141
Facsimile:  (630) 322-7509



TRANSFER AGENT:

Telephone: (212) 815-5031
Facsimile: (212) 815-2889



PARTICIPANT::

Telephone:  ______________
Facsimile:  ______________


                                   FIRST TRUST PORTFOLIOS, L.P.



                                   By _________________________________________
                                      Title:___________________________________




                                   PARTICIPANT:

                                   ___________________________



                                   By _________________________________________
                                      Title:___________________________________





                           Exhibit B-Attachment A-10-

ACCEPTED BY:

THE BANK OF NEW YORK, as Transfer Agent


By ___________________________________________________
  Title:______________________________________________


Dated:________________________________________________





                           Exhibit B-Attachment A-11-

                                   SCHEDULE B

                         ANTI-MONEY LAUNDERING SERVICES


I.       Subscriber Identification and Verification:

         The following information will be obtained with respect to each shareholder or potential shareholders:

         (a)    Natural Persons

                o   Full name (i.e., no initial for a first name);
                o Full residence address, including apartment number and standardized country code;
                o   Nationality;
                o   Occupation
                o   A copy of a utility bill to verify the residence address;
                o Social security number (U.S. Persons) and a photocopy of passport or driver's license bearing a photograph and signature to verify identity and nationality;
                o Information regarding the legal capacity in which person is acting (i.e., on his or her own behalf, or on behalf of another person or legal entity);
                o Information regarding the identity of any ultimate beneficial owners of the interest; and
                o Identification of the source of person's (or, if the person is acting on behalf of another person or legal entity, such third party's) funds, including (1) the name and address of the remitting financial institution, name and address of the person and the person's account number, and (2) a statement of what transaction or business generated the funds.

         (b)    Legal Entities

                o   Full legal name;
                o   Type of entity;
                o   Description of business;
                o   Jurisdiction in which organized;
                o   Registered address;
                o   Business address;
                o Taxpayer Identification Number (U.S. entities) and a photocopy of the authorized signatory's passport or driver's license;
                o   Certified copy of Charter Documents;
                o   List/register of directors; and
                o Identification of the source of the entity's (or, if the entity is acting on behalf of another person or legal entity, such third party's) funds, including (1) the name and address of the remitting financial institution, name



                                   Schedule B
                    and address of the entity and the entity's account number, and (2) a statement of what transaction or business generated the funds.

Bank's review of such information shall include: an examination of the subscription application or other identification documents provided by the person or entity to determine if the same has been completed, but without verifying the same except as set forth above. Any inability on the part of Bank to obtain or verify the information as set forth above shall be reported to the Fund's Money Laundering Reporting Officer or equivalent (as identified by the Fund to Bank from time to time) for further disposition.

II.      OFAC and Other Verifications

         Bank shall verify that each person or entity is not (a) a designated national and blocked person as identified on the most recently updated U.S. Department of Treasury Office Foreign Assets Control (OFAC) List, and (b) a senior foreign political figure, their immediate family members and close associates, or any foreign shell bank; provided that with respect to (II)(b) hereof, Bank's verifications shall be based solely upon the representations (if any) made in the Subscription Agreement applicable to the Funds of the Trust.

III.     Monitoring and Reporting

         The following will be monitored for significant changes or inconsistencies in the pattern of transactions by a person or entity and a report of any such changes or inconsistencies shall be made promptly to the Trust's Money Laundering Reporting Officer or equivalent (as identified by the Trust to Bank from time to time) for further disposition:


        o  Subscription and redemption payments
        o  Frequency
        o  Amount
        o  Geographic origin/destination
        o  Account signatories




                                 Schedule B-2-

                                   APPENDIX A


         1. License; Use. (a) This Appendix I shall govern use by FIRST TRUST EXCHANGE-TRADED FUND II (the "Trust") of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York and its affiliates (herein "BNY") may provide in connection with the services as Custodian pursuant to the annexed Custody Agreement (the "Agreement"), such as The Bank of New York Inform (TM) and The Bank of New York CA$H-Register Plus(R), and any computer software, proprietary data and documentation provided by BNY to the Trust in connection therewith (collectively, the "ELECTRONIC SERVICES"). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to the Trust's use of the Electronic Services, the terms of this Appendix I shall control.

         (b) BNY grants to the Trust a personal, nontransferable and nonexclusive license to use the Electronic Services to which the Trust subscribes solely for the purpose of transmitting instructions and information ("Written Instructions"), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with BNY in connection with the Trust's relationship with BNY, as Custodian pursuant to the Agreement. The Trust shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Trust or any other person with respect to the Electronic Services. The Trust acknowledges that BNY and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof (unless such information was provided by the Trust). The Trust further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by BNY or its suppliers. The Trust shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall the Trust attempt to decompile, reverse engineer or modify the Electronic Services. The Trust may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without BNY's prior written consent. The Trust may not remove any statutory copyright notice or other notice included in the Electronic Services. The Trust shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon BNY's request.

         (c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties ("Third Party Data"), such as pricing data and indicative data, and services supplied by third parties ("Third Party Services") such as analytic and accounting services. Third Party Data and Third Party Services supplied hereunder are obtained from sources that BNY believes to be reliable but, except to the extent otherwise expressly provided in the Agreement with respect to the duties of BNY as Custodian, are provided without any independent investigation by BNY. BNY and its suppliers do not represent or


                                   Appendix A
warrant that the Third Party Data or Third Party Services are correct, complete or current. Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for the Trust's internal use, and may not be reused, disseminated or redistributed in any form. The Trust shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier. Third Party Data and Third Party Services should not be used in making any investment decision. BNY AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES. BNY's suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and Section 5 below.

         (d) The Trust understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties. BNY make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites. All such links to third party Internet sites are provided solely as a convenience to the Trust and the Trust accesses and uses such sites at its own risk. A link in the Electronic Services to a third party site does not constitute BNY's endorsement, authorisation or sponsorship of such site or any products and services available from such site.

         2. Equipment. The Trust shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and BNY shall not be responsible for the reliability or availability of any such equipment or services.

         3. Proprietary Information. The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to the Trust (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of BNY or its suppliers. However, for the avoidance of doubt, reports generated by the Trust containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term "Information." The Trust shall keep the Information confidential by using the same care and discretion that the Trust uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, the Trust shall return to BNY any and all copies of the Information which are in its possession or under its control (except that the Trust may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix). The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

         4. Modifications. BNY reserves the right to modify the Electronic Services from time to time. The Trust agrees not to modify or attempt to modify the Electronic Services without BNY's prior written consent. The Trust acknowledges that any modifications to the Electronic Services, whether by the Trust or BNY and whether with or without BNY's consent, shall become the property of BNY.


                                 Appendix A-2-

         5. NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY. BNY AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED "AS IS." TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF BNY OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

         6. Security; Reliance; Unauthorized Use; Funds Transfers. BNY will establish security procedures to be followed in connection with the use of the Electronic Services, and the Trust agrees to comply with the security procedures. The Trust understands and agrees that the security procedures are intended to determine whether instructions received by BNY as Custodian through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. The Trust will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality. Upon termination of the Trust's use of the Electronic Services, the Trust shall return to BNY any security devices (e.g., token cards) provided by BNY. BNY is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services. The Trust acknowledges that it has sole responsibility for ensuring that only Authorized Persons (as defined in the Agreement) use the Electronic Services and that to the fullest extent permitted by applicable law BNY shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by the Trust arising from or in connection with the use of the Electronic Services or BNY's reliance upon and compliance with Written Instructions and other communications received through the Electronic Services. With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), BNY, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer. It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties


                                 Appendix A-3-
hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

         7. Acknowledgments. BNY, as Custodian, shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment BNY shall not be liable for any failure to act in accordance with such Written Instruction and the Trust may not claim that such Written Instruction was received by BNY. The Custodian may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete (and in such event, the Custodian shall use commercially reasonable efforts to advise the Trust of any instruction or communication which it determines to be insufficient or incomplete in such manner that the Trust may submit a revised instruction or communication) or are not received by the Custodian by the time specified in the Agreement for the Custodian to act upon, or in accordance with such, instructions or communications.

         8. Viruses. Each of the Trust and BNY, as Custodian, agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

         9. Encryption. The Trust acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data. The Trust agrees that BNY may deactivate any encryption features at any time, without notice or liability to the Trust, for the purpose of maintaining, repairing or troubleshooting its systems.

         10. On-Line Inquiry and Modification of Records. In connection with the Trust's use of the Electronic Services, BNY may, at the Trust's request, permit the Trust to enter data directly into a BNY database for the purpose of modifying certain information maintained by BNY's systems, including, but not limited to, change of address information. To the extent that the Trust is granted such access, the Trust agrees to indemnify and hold BNY harmless from all loss, liability, cost, damage and expense (including attorney's fees and expenses) to which BNY may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNY database records initiated by the Trust.

         11. Agents. The Trust may, on advance written notice to the BNY, permit its agents and contractors who are not otherwise identified as Authorized Persons ("Agents") to access and use the Electronic Services on the Trust's behalf, except that the BNY reserves the right to prohibit the Trust's use of any particular Agent for any reason. The Trust shall require its Agent(s) to agree in writing to be bound by the terms of the Agreement and this Appendix, and the Trust shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of the Trust. Each submission of a Written Instruction or other



                                 Appendix A-4-
communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Trust that the Agent continues to be duly authorized by the Trust to so act on its behalf and the BNY may rely on the representations and warranties made herein in complying with such Written Instruction or communication. Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of the Trust, and the Trust shall be bound thereby whether or not authorized. The Trust may, subject to the terms of this Appendix and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on the Trust's behalf. Upon cessation of any such Agent's services, the Trust shall promptly terminate such Agent's access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by BNY and return them to BNY.

         12. Proprietary Rights. Notwithstanding Section 5, all intellectual property rights in the Electronic Services are either owned by BNY or secured by it for use as contemplated hereunder.

On-line communications terms.doc
(9/06)







                                 Appendix A-5-

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